Exhibit 99.1

                        WERNER ENTERPRISES, INC.
                           14507 Frontier Road
                             P. O. Box 45308
                         Omaha, Nebraska  68145


FOR IMMEDIATE RELEASE                Contact:  Robert E. Synowicki, Jr.
---------------------                      Executive Vice President and
                                              Chief Information Officer
                                                         (402) 894-3000

                                                         John J. Steele
                                          Vice President, Treasurer and
                                                Chief Financial Officer
                                                         (402) 894-3036


 WERNER ENTERPRISES ANNOUNCES THIRD QUARTER 2001 OPERATING REVENUES AND
                                EARNINGS

Omaha, Nebraska, October 16, 2001:
---------------------------------

     Werner Enterprises, Inc. (Werner), one of the nation's largest truckload transportation companies, today reported operating revenues and earnings for the third quarter ended September 30, 2001. Operating revenues increased 6% to $322.6 million compared to $304.6 million in third quarter 2000. Net income increased to $12.5 million compared to $12.3 million in third quarter 2000. Earnings per share for third quarter 2001 were $.26 per share, equal to the $.26 per share earned in third quarter 2000.

     "I am pleased to report continued improvement of our performance during one of the most challenging times faced by the truckload industry in many years," said Chairman and Chief Executive Officer, Clarence (C.L.) Werner. "Werner Enterprises improved its results by exceeding net income and matching earnings per share of a year ago. At the same time, we further strengthened our financial position by becoming essentially debt-free."

     The truckload industry continues to face a combination of negative trends that are causing weaker carriers to exit the market in record numbers. The weakened value of used trucks, skyrocketing liability insurance premium rates, more restrictive equipment lending standards, and a softer economy are some of these significant trends. Trucking company failures in 2001 are occurring at a rate more than double the average annual number of failures during the previous fourteen years. The pace of trucking capacity exiting the market could accelerate in 2002. Werner Enterprises continues to be well-positioned to meet these challenges.

     Freight demand remained softer during the quarter, compared to the same quarter a year ago. Werner Enterprises added or replaced freight to counter the effects of a slowing economy. While we experienced a small 1% decrease in our average miles per truck, we improved our empty mile percentage by 4%.

     Average diesel fuel prices were 12 cents per gallon lower in third quarter 2001 compared to the very high prices experienced in third quarter 2000. Even with the recent decrease in fuel prices, prices today are significantly higher than average historical fuel price levels over the past ten years.

     With regard to the weak used truck market, several months ago we renegotiated our trade agreements with our primary truck manufacturer. We also expanded our nationwide retail truck sales network that has been a leading seller of used Company trucks for ten years. The buying power of being a large purchaser of trucks combined with our extensive retail truck sales network uniquely positions Werner Enterprises to minimize the impact of a weak used truck market.

     For over ten years, we have self-insured and managed virtually all of our liability insurance claims with qualified Risk Department professionals. As a result, higher liability insurance rates have had a less significant effect on Werner Enterprises than many other carriers, impacting the Company only for catastrophic claim coverage. Werner Enterprises renewed its annual catastrophic liability insurance coverage effective August 1, which increased the Company's total insurance and claims expense by less than 10%. Industry sources have reported that other carriers have experienced insurance increases of 50% to 100%. Some carriers are reacting to these cost increases by reducing their liability insurance coverage to the minimum allowable level of $750,000 per claim.

     Over the past year, the Company has reduced its debt by $65 million and, as of September 30, 2001, our cash position exceeds our only remaining debt. At the same time, stockholders' equity has grown to $574 million. The financial strength of Werner Enterprises affords customers, drivers and non-driver employees the security of knowing that they are working with a strong company that is well-positioned to operate successfully in the future.

     When the economy first began to soften in third quarter a year ago, Werner Enterprises slowed its fleet growth to better match truck capacity with freight demand. At that time, we immediately took steps to cut controllable costs and improve efficiency through an aggressive cost management program. This minimized, and continues to minimize, the impact of a softer economy.

     Over the past several months, we met with many of our customers to explain our concerns regarding the state of the truckload industry. We explained that truckload returns must improve to justify the continued investment and risk associated with operating premium equipment and providing premium service. We have been making tough decisions regarding the freight we haul and the customers we support with our truck capacity. Many good and loyal customers have supported us during these challenging times. In the short term, we plan to hold our fleet growth until margins improve. There should be opportunities for fleet growth in the future if the economic environment improves or if a significant amount of truckload capacity leaves the marketplace.

     Over the past fifteen years, inflation grew 60% while truckload rates increased only 20%. During this time, truckload carriers have become much more cost efficient. Truckload carriers and customers have benefited from industry subsidies that are no longer available today. Inexpensive capital for equipment financing, cheap fuel, guaranteed truck buy-backs, and low insurance costs are subsidies that kept truckload carrier costs low in the past. These costs have increased substantially and have reduced truckload industry returns and margins to razor-thin levels. Truckload rates must increase to allow carriers to expand and replace their fleets.

     "Werner Enterprises remains committed to improving earnings growth and shareholder value. The current challenges facing the truckload industry are tremendous opportunities for our Company. Our size, excellent service, advanced technology, financial strength, and experienced workforce provide Werner Enterprises with distinct competitive advantages. We are excited and optimistic about the future of our Company," said C.L. Werner.


                                       INCOME STATEMENT DATA
                                            (Unaudited)
                             (In thousands, except per share amounts)

                             Quarter       % of      Quarter       % of
                              Ended      Operating    Ended      Operating
                             9/30/01     Revenues    9/30/00     Revenues
                             --------    --------    --------    --------
Operating revenues           $322,618       100.0    $304,572       100.0
                             --------    --------    --------    --------

Operating expenses:
   Salaries, wages and
     benefits                 115,020        35.7     109,283        35.9
   Fuel                        33,560        10.4      35,237        11.6
   Supplies and maintenance    31,723         9.8      26,895         8.8
   Taxes and licenses          23,529         7.3      22,563         7.4
   Insurance and claims         9,866         3.1       9,923         3.3
   Depreciation                29,005         9.0      27,811         9.1
   Rent and purchased
     transportation            54,935        17.0      48,603        16.0
   Communications and
     utilities                  3,277         1.0       3,688         1.2
   Other                        1,082         0.3        (474)       (0.2)
                             --------    --------    --------    --------
      Total operating
        expenses              301,997        93.6     283,529        93.1
                             --------    --------    --------    --------
Operating income               20,621         6.4      21,043         6.9
                             --------    --------    --------    --------

Other expense (income):
   Interest expense               775         0.2       2,043         0.7
   Interest income               (585)       (0.2)       (688)       (0.2)
   Other                          506         0.2        (136)       (0.1)
                             --------    --------    --------    --------
      Total other expense         696         0.2       1,219         0.4
                             --------    --------    --------    --------

Income before income taxes     19,925         6.2      19,824         6.5
Income taxes                    7,472         2.3       7,533         2.5
                             --------    --------    --------    --------
Net income                    $12,453         3.9     $12,291         4.0
                             ========    ========    ========    ========

Diluted shares outstanding     48,265                  47,191
                             ========                ========
Diluted earnings per share       $.26                    $.26
                             ========                ========


                                       OPERATING STATISTICS
                                   (Quarter Ended September 30)

Average monthly miles per
  tractor                      10,347                  10,467
Average revenues per total
  mile (1)                     $1.212                  $1.204
Average revenues per loaded
  mile (1)                     $1.341                  $1.339
Average percentage of empty
  miles                          9.62%                  10.06%
Average tractors in service     7,735                   7,410
Non-trucking revenues (in
  thousands)                  $19,779                 $10,792
Total tractors (at quarter
  end)
     Company                    6,615                   6,225
     Owner-operator             1,135                   1,200
                             --------                --------
          Total tractors        7,750                   7,425

Total trailers (at quarter
  end)                         19,800                  19,620


(1)  Net of fuel surcharge revenues.


                                       INCOME STATEMENT DATA
                                            (Unaudited)
                             (In thousands, except per share amounts)

                               Nine                    Nine
                              Months        % of      Months        % of
                              Ended      Operating    Ended      Operating
                             9/30/01     Revenues    9/30/00     Revenues
                             --------    --------    --------    --------

Operating revenues           $949,972       100.0    $903,193       100.0
                             --------    --------    --------    --------

Operating expenses:
   Salaries, wages and
     benefits                 338,956        35.7     320,135        35.4
   Fuel                       104,338        11.0      98,285        10.9
   Supplies and maintenance    87,942         9.2      78,534         8.7
   Taxes and licenses          69,799         7.3      66,211         7.3
   Insurance and claims        31,518         3.3      25,127         2.8
   Depreciation                87,108         9.2      80,926         8.9
   Rent and purchased
     transportation           160,452        16.9     164,968        18.3
   Communications and
     utilities                 10,587         1.1      10,849         1.2
   Other                        2,659         0.3      (3,838)       (0.4)
                             --------    --------    --------    --------
      Total operating
        expenses              893,359        94.0     841,197        93.1
                             --------    --------    --------    --------
Operating income               56,613         6.0      61,996         6.9
                             --------    --------    --------    --------

Other expense (income):
   Interest expense             3,015         0.3       6,256         0.7
   Interest income             (2,033)       (0.2)     (1,760)       (0.2)
   Other                        1,232         0.2         204         0.1
                             --------    --------    --------    --------
      Total other expense       2,214         0.3       4,700         0.6
                             --------    --------    --------    --------

Income before income taxes     54,399         5.7      57,296         6.3
Income taxes                   20,400         2.1      21,772         2.4
                             --------    --------    --------    --------
Net income                    $33,999         3.6     $35,524         3.9
                             ========    ========    ========    ========

Diluted shares outstanding     47,960                  47,260
                             ========                ========
Diluted earnings per share       $.71                    $.75
                             ========                ========


                                       OPERATING STATISTICS
                                 (Nine Months Ended September 30)

Average monthly miles per
  tractor                      10,316                  10,540
Average revenues per total
  mile (1)                     $1.202                  $1.188
Average revenues per loaded
  mile (1)                     $1.336                  $1.319
Average percentage of empty
  miles                         10.02%                   9.93%
Average tractors in service     7,676                   7,269
Non-trucking revenues (in
  thousands)                  $53,910                 $50,752
Total tractors (at quarter
  end)
     Company                    6,615                   6,225
     Owner-operator             1,135                   1,200
                             --------                --------
          Total tractors        7,750                   7,425

Total trailers (at quarter
  end)                         19,800                  19,620


(1)  Net of fuel surcharge revenues.




                                    BALANCE SHEET DATA
                                      (In thousands)

                               As of                   As of
                              9/30/01                12/31/00
                             --------                --------
                            (Unaudited)

Cash and cash equivalents     $55,640                 $25,485

Current assets               $229,886                $206,777

Total assets                 $961,683                $927,207

Current liabilities          $117,520                $101,419


Total debt (current and
  long-term)                  $50,000                $105,000

Stockholders' equity         $574,186                $536,084


       Werner Enterprises is a full-service transportation company providing truckload services throughout the 48 states, portions of Canada and Mexico. C.L. Werner founded the Company in 1956. Werner is one of the nation's largest truckload carriers with a fleet of 7,750 trucks and 19,800 trailers.

      Werner Enterprises' common stock is traded on The Nasdaq Stock Market under the symbol WERN. The Werner Enterprises web site address is www.werner.com. If you are interested in keeping up to date on the Company's news releases or SEC filings, you can obtain automatic Internet e-mail alerts by going to www.werner.com, clicking on Investor Relations (upper right hand corner), clicking on e-mail alerts (lower left hand corner), entering your e-mail address, and completing the registration information.

     Note: This press release contains forward-looking statements which are based on information currently available. Actual results could differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in Item 7 of the Company's Annual Report on Form 10-K for the year ended December 31, 2000. The Company assumes no obligation to update any forward-looking statement to the extent it becomes aware that it will not be achieved for any reason.